Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-252579) of Shoals Technologies Group, Inc. of our report dated February 25, 2025, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Austin, Texas
February 24, 2026